Exhibit 10.52.2

EXECUTION

UBS REAL ESTATE SECURITIES INC.

1285 Avenue of the Americas

New York, New York 10019

November 1, 2012

REVERSE MORTGAGE SOLUTIONS, INC.

2727 Spring Creek Drive

Spring, Texas 77373

Attention: Thomas Helm, Sr. Vice President

REVERSE MORTGAGE SOLUTIONS, INC.

2727 Spring Creek Drive

Spring, Texas 77373

Attention:	Michael D. Kent, President,
Mortgage Lending Division

Re:	Amended and Restated Pricing Letter

Ladies and Gentlemen:

Reference is hereby made to, and this amended and restated side letter (the “Pricing Letter”) is hereby incorporated by reference into, the Amended and Restated Master Repurchase Agreement, dated as of November 1, 2012, (as amended, supplemented and otherwise modified from time to time, the “Agreement”), among Reverse Mortgage Solutions, Inc. (the “Seller”) and UBS Real Estate Securities Inc. (the “Buyer”). This Pricing Letter amends and restates in its entirety that certain side letter (the “Original Pricing Letter”), dated as of August 16, 2012, by and among Seller, Robert D. Yeary, as a guarantor, H. Marc Helm, as a guarantor, and Kevin J. Gherardi, as a guarantor, and Buyer. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

SECTION 1. Definitions. The following terms shall have the meanings set forth below.

“Aging Limit” shall mean, with respect to each Purchased Asset, the number of days set forth on Schedule 1 under the heading “Aging Limit.”

“Annual Financial Statement Date” shall mean 12/31/2011.

“Approved Mortgage Product” shall mean the following Mortgage Products approved by Buyer for Transactions under the Agreement: (a) Conforming Mortgage Loans, High Balance Conforming Mortgage Loans, HECM Loans, Other Agency Mortgage Loans, Mortgage Loans Released on Trust Receipt, Jumbo Mortgage Loans, Specified Mortgage Loans,

Wet Loans and Agency Securities and (b) any additional “Approved Mortgage Product” Buyer in its sole discretion determines to accept as reflected in a Pricing Supplement in the form of Exhibit B hereto (such Approved Mortgage Product incorporated pursuant to a Pricing Supplement, a “Pricing Supplement Product”). In no event shall an Ineligible Product be an Approved Mortgage Product.”

“Concentration Limit” shall mean, with respect to each Purchased Asset, the concentration limit set forth on Schedule 1 under the heading “Concentration Limit.”

“Facility Termination Threshold” shall mean $[__].

“Index Rate” shall equal One-Month LIBOR; provided, that the Index Rate shall at all times be at least equal [__]%.

“Litigation Threshold” shall mean $[__].

“Maintenance Fee Rate” shall mean a rate equal to the Index Rate plus [__]%.

“Maximum Aggregate Purchase Price” shall mean $50,000,000.

“Minimum Balance Requirement” shall mean $[__].

“Monthly Financial Statement Date” shall mean 9/30/2012.

“Mortgage Product” shall mean a type or category of Mortgage Loan that may be originated by the Seller from time to time.

“One-Month LIBOR” shall mean, with respect to each day a Transaction is outstanding (and reset on each day a Transaction is outstanding), the rate per annum equal to one month LIBOR as quoted on Bloomberg Screen BTMM Page under the heading LIBOR FIX BBAM for the prior Business Day (and if such date is not a Business Day, the One-Month LIBOR rate in effect on the Business Day immediately preceding such date) provided however if such screen does not include such rate or is unavailable on any applicable date then One-Month LIBOR for the applicable day shall be One-Month LIBOR as in effect with respect to the immediately preceding Business Day. One-Month LIBOR shall be reset by Buyer as described above and Buyer’s determination of One-Month LIBOR shall be conclusive upon the parties absent manifest error on the part of Buyer.

“Operating Account Rate” shall equal, for any month, (a) One-Month LIBOR plus [__]% if the average balance of the Operating Account during given quarter equals or exceeds the Minimum Balance Requirement, or (b) [__]; provided, however, interest shall not accrue on any amounts in the Operating Account in excess of the aggregate outstanding Repurchase Price for all Purchased Assets at any time.

“Post-Default Rate” shall mean a rate equal to the sum of (a) the Pricing Rate plus (b) [__]%.

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“Pricing Rate” shall be a rate per annum equal to the sum of (i) the Index Rate plus (ii) the Pricing Spread. Buyer’s calculations with respect thereto shall be conclusive absent manifest error.

“Pricing Spread” shall mean, with respect to each Purchased Asset, the pricing spread set forth on Schedule 1 under the heading “Pricing Spread.” Where a Purchased Asset may qualify for two or more Pricing Spreads hereunder, unless otherwise expressly agreed to by the Buyer in writing, such Purchased Asset shall be assigned the higher Pricing Spread, as applicable.

“Purchase Price” shall mean, with respect to each Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the Purchase Date, which absent agreement between Buyer and Seller to the contrary shall equal the Asset Value of such Purchased Asset on the related Purchase Date, and thereafter, shall equal such initial Purchase Price as reduced from time to time in accordance with the Agreement.

“Purchase Price Percentage” shall mean, with respect to each Purchased Asset, the purchase price percentage set forth on Schedule 1 under the heading “Purchase Price Percentage.”

“Quarterly Financial Statement Date” shall mean 9/30/2012.

“Reporting Date” shall mean the 10th day of each month, or if such day is not a Business Day, the next succeeding Business Day.

“Specified Mortgage Loan” shall mean, with respect to each Purchased Asset that is a Purchased Mortgage Loan, a Mortgage Loan that exceeds the Aging Limit for the related Approved Mortgage Product.

“Termination Date” shall mean May 1, 2013, or such date as determined by Buyer pursuant to its rights and remedies under the Agreement.

“Test Period” shall mean any fiscal quarter.

“Warehouse Fees” shall mean those fees listed on Schedule 2 hereto.

“Wet Delivery Deadline” shall mean with respect to each Wet Loan, the date that is [__] Business Days following the related Purchase Date for such Wet Loan.

SECTION 2. No Commitment. The Agreement does not constitute a commitment by Buyer to enter into Transactions under the Agreement.

SECTION 3. Termination by Seller. Notwithstanding anything to the contrary set forth herein or in the Agreement, upon the receipt of any notice from Buyer pursuant to Section 6 or 7 of the Agreement, and provide that no Default or Event of Default shall have occurred and be continuing, Seller may terminate the Agreement upon thirty (30) days’ prior written notice to Buyer (such date of termination, the “Termination Date”); provided, such termination shall not be effective until Seller has paid any and all amounts set forth in such

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notice from Buyer pursuant to Section 6 or Section 7 of the Agreement, and any amounts otherwise due and payable under any other provision of the Program Documents, including all amounts due and payable on the Termination Date.

SECTION 4. Financial Condition Covenants. Without limiting any provision set forth in the Agreement, the Seller shall comply with the following covenants:

(i) Maintenance of Tangible Net Worth. The Seller shall maintain a Tangible Net Worth of not less than $30,000,000.

(ii) Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller shall maintain the ratio of Indebtedness minus Subordinated Debt with maturities in excess of one (1) year from any date of determination to Tangible Net Worth no greater than 12:1.

(iii) Maintenance of Profitability. The Seller shall not permit, for any Test Period, Net Income for such Test Period, before income taxes and before Non-Cash Charges for such Test Period, to be less than $1.00. For purposes of the foregoing sentence, “Non-Cash Charges” shall mean changes, whether positive or negative, in the fair value of non-recourse obligations to Ginnie Mae and the Mortgage Loans held by Seller collateralizing such non-recourse obligations, and stock compensation expenses.

(iv) Maintenance of Liquidity. The Seller shall ensure that, as of the end of each calendar month, it has cash and Cash Equivalents (excluding Restricted Cash or cash pledged to any Person), in an amount not less than $7,500,000.

(v) Guarantees. Without the written approval of Buyer, Seller shall not create, incur, assume or suffer to exist any Guarantees, except to the extent reflected in Seller’s Financial Statements or notes thereto or any Guarantee made in connection with that certain First Lien Credit Agreement, dated as of July 1, 2011, between Walter Investment Management Corp. and the lenders specified therein, and that certain Second Lien Credit Agreement, dated as of July 1, 2011, between Walter Investment Management Corp. and the lender specified therein, and any extension, renewal or refinancing thereof.

(vi) Maintenance of Compare Ratio. Seller’s Compare Ratio with respect to its DE Compare Report and Institution Compare Report shall not exceed 175%.

(vii) Additional Warehouse Lines. The aggregate availability (whether drawn or undrawn) under Seller’s warehouse, repurchase or other mortgage financing facilities, early purchase programs or as soon as pooled plus programs (including, without limitation, this Agreement), combined, shall not be less than an amount equal to the product of (x) two (2) multiplied by (y) the Maximum Aggregate Purchase Price.

SECTION 5. Parties; Jurisdictions.

Seller:

“Jurisdiction of Organization of Seller” shall mean Delaware.

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“Type of Organization of Seller” shall mean corporation.

“Organizational Identification Number of Seller” shall mean 4304886.

“UCC Filing Jurisdictions of Seller” shall mean Delaware.

SECTION 6. Exhibits and Schedules. All exhibits and schedules are incorporated into this Pricing Letter and the Agreement, as applicable.

SECTION 7. Fees. In addition to the fees contemplated by the Agreement, Seller shall pay the Warehouse Fees as and when required hereunder.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. GOVERNING LAW. THIS PRICING LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS PRICING LETTER, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

SECTION 10. Counterparts. This Pricing Letter may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 11. Amended and Restated. This Pricing Letter amends and restates the Original Pricing Letter in its entirety.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Seller and the Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS REAL ESTATE SECURITIES INC., as Buyer

By:
Name:
Title:

By:
Name:
Title:

REVERSE MORTGAGE SOLUTIONS, INC., as Seller

By:
Name:
Title:

Signature Page to Pricing Side Letter

SCHEDULE 1

Approved Mortgage Product	Concentration Limit (based upon Maximum Aggregate Purchase Price unless otherwise noted)	Pricing Spread	Asset Value (each percentage, the Purchase Price Percentage)	Aging Limit (Days from initial Purchase Date unless otherwise noted)
Conforming Mortgage Loan	[__]%	[__]%	[__].	[__].
High Balance Conforming Mortgage Loan	[__]%	[__]%	[__].	[__].
Jumbo Mortgage Loan	[__]%	[__]%	[__].	[__].
Wet Loan	[__]%	[___]	[__].	[__].
HECM Loan	[__]%	[__]%	[__].	[__].
Other Agency Mortgage Loan	[__]%	[__]%	[__].	[__].
Agency Security	[__]%	[__]%	[__].	[__].
Specified Mortgage Loan	[__]%	[__]	[__].	[__].
Mortgage Loan Released on Trust Receipt	No more than [__] Mortgage Loans at any time	[__]	[__].	[__].

Sch. 1-1

SCHEDULE 2

WAREHOUSE FEES

Exception Fee. For each Purchased Asset which exceeds the Concentration Limit for the related Approved Mortgage Product or which exceeds the Aging Limit, Seller shall pay to Buyer in immediately available funds a non-refundable Exception Fee equal to [__] percent ([__]%) per annum of the Purchase Price that accrues per day due and owing upon such Purchased Asset first exceeding the Concentration Limit for the related Approved Mortgage Product or first exceeding the Aging Limit and payable in arrears no later than the 10th day (and if such day is not a Business Day, the following Business Day) following the end of each calendar month. The selection of the specific Purchased Assets that exceed the Concentration Limit for an Approved Mortgage Product shall be performed by Buyer in its sole discretion. The payment of the Exception Fee shall not limit Buyer’s right to reduce the Market Value with respect to any Purchased Asset in accordance with the definition of Market Value.

Asset Handling Fee. For each Purchased Mortgage Loan $[__].

Purchase and Repurchase Wire Fee. $[__] for each outgoing/incoming wire.

Asset Handling Fees and Purchase and Repurchase Wire Fees will be deducted from investor remittances prior to the release of proceeds to Seller. All other fees not otherwise listed herein will be due within 15 days of Buyer’s notification and invoice submission to Seller.

Sch. 2-1

EXHIBIT A

COMPLIANCE CERTIFICATE

I,                     , do hereby certify that I am the duly elected, qualified and authorized [CFO/TREASURER/FINANCIAL OFFICER] of Reverse Mortgage Solutions, Inc. (“Seller”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Amended and Restated Master Repurchase Agreement dated as of November 1, 2012, between the Seller, as seller, and UBS Real Estate Securities Inc., as buyer (as amended from time to time, the “Agreement”), as the same may have been amended from time to time. Capitalized terms shall have the meaning set forth in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, the Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Maintenance of Tangible Net Worth. The Seller has maintained a Tangible Net Worth of not less than $30,000,000.

Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller has maintained the ratio of Indebtedness minus Subordinated Debt with maturities in excess of one (1) year from any date of determination to Tangible Net Worth no greater than 12:1.

Maintenance of Profitability. The Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes and before Non-Cash Charges for such Test Period, to be less than $1.00. For purposes of the foregoing sentence, “Non-Cash Charges” shall mean changes, whether positive or negative, in the fair value of non-recourse obligations to Ginnie Mae and the Mortgage Loans held by Seller collateralizing such non-recourse obligations, and stock compensation expenses.

Maintenance of Liquidity. The Seller has ensured that, as of the end of each calendar month, it has cash and Cash Equivalents (excluding Restricted Cash or cash pledged to any Person), in an amount not less than $7,500,000.

Maintenance of Compare Ratio. The Seller’s Compare Ratio with respect to its DE Compare Report and Institution Compare Report has not exceeded 175%.

Guarantees. The Seller has not created, incurred, assumed or suffered to exist any Guarantees, except to the extent reflected in the Seller’s Financial Statements or notes thereto or any Guarantee made in connection with that certain First Lien Credit Agreement, dated as of July 1, 2011, between Walter Investment Management Corp. and the lenders specified therein, and that certain Second Lien Credit Agreement, dated as of July 1, 2011, between Walter Investment Management Corp. and the lender specified therein, and any extension, renewal or refinancing thereof.

Exh. A-1

Scheduled Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

Additional Warehouse Lines. The aggregate availability (whether drawn or undrawn) under Seller’s warehouse, repurchase or other mortgage financing facilities, early purchase programs or as soon as pooled plus programs (including, without limitation, this Agreement), combined, is not less than an amount equal to the product of (x) two (2) multiplied by (y) the Maximum Aggregate Purchase Price.

Financial Statements. The financial statements attached hereto as Schedule 3 fairly present in all material respects the financial condition and results of operations of Seller and its consolidated Subsidiaries and the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, the calendar month ending on [DATE] (subject to normal year-end adjustments).

Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

Regulatory Action. Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Repurchases and Early Payment Default Requests. Attached hereto as Schedule 4 is a true and correct summary of the portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and Mortgage Loans subject to other warehouse

Exh. A-2

lines in excess of 60 days summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.

IN WITNESS WHEREOF, I have set my hand this      day of              2012.

REVERSE MORTGAGE SOLUTIONS, INC.

By:
Name:
Title:

Exh. A-3

SCHEDULE 1 TO

OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF FINANCIAL COVENANTS

As of the month ended [DATE]

Exh. A-4

SCHEDULE 2 TO

OFFICER’S COMPLIANCE CERTIFICATE

SCHEDULED INDEBTEDNESS

Exh. A-5

SCHEDULE 3 TO

OFFICER’S COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

Exh. A-6

SCHEDULE 4 TO

OFFICER’S COMPLIANCE CERTIFICATE

REPURCHASE REQUESTS

	Breach of Representation & Warranty	Missing Collateral Documents	Events of Default	Breach of Fraud Representation	Mortgage Loans subject to other warehouse lines in excess of 60 days
Pending Repurchase Claims
Satisfied Repurchase Claims
TOTAL

Exh. A-7

EXHIBIT B

FORM OF PRICING SUPPLEMENT

Pricing Supplement dated as of [            ], 2012 (this “Pricing Supplement”), between Reverse Mortgage Solutions, Inc. (the “Seller”) and UBS Real Estate Securities Inc. (the “Buyer”).

RECITALS

The Buyer and the Seller Parties are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of November 1, 2012 (as may be amended from time to time, the “Repurchase Agreement”) and that certain Amended and Restated Pricing Letter, dated as of November 1, 2012 (the “Existing Pricing Letter;” as subsequently amended by this Pricing Supplement, as may be amended and restated from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement and the Existing Pricing Letter, as applicable.

The Buyer in its sole discretion has agreed to enter into this Pricing Supplement and the Seller has agreed, subject to the terms and conditions of this Pricing Supplement, that the Repurchase Agreement and the Existing Pricing Letter be supplemented and amended to reflect the addition of [kind of mortgage loan] as an Approved Mortgage Product subject to the terms and conditions of this Pricing Supplement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Repurchase Agreement and Existing Pricing Letter are hereby supplemented and amended as follows:

SECTION 1. Approved Mortgage Product. From and after the date hereof, [insert type of Mortgage Loans] shall be an “Approved Mortgage Product” subject to the terms hereof. “[Product Name]” shall mean [INSERT DEFINITION OF NEW APPROVED ELIGIBLE PRODUCT].

Schedule 1 Financial Terms. From and after the date hereof, [Product Name] shall be subject to the following Concentration Limit, Pricing Spread, Asset Value and Aging Limit:

Approved Mortgage Product	Concentration Limit (based upon Maximum Aggregate Purchase Price unless otherwise noted)	Pricing Spread	Asset Value (each percentage, the Purchase Price Percentage)	Aging Limit (Days from initial Purchase Date unless otherwise noted)
	[___]%	[___]%	[__].

Exh. B-1

SECTION 2. Representations and Warranties. From and after the date hereof, all references to the representations and warranties set forth on Schedule 1 with respect to [Product Name] (but only [Product Name] and no other Approved Mortgage Products shall be deemed modified as follows:

[Insert any changes to the applicable mortgage loans]

SECTION 3. Definitions. From and after the date hereof, all references to the following definitions set forth in the Repurchase Agreement with respect to [Product Name] (but only as to [Product Name] and no other Mortgage Loans) shall be deemed modified as follows:

[Insert any changes for the applicable mortgage loans]

SECTION 4. Conditions Precedent. This Pricing Supplement shall become effective on the date hereof (the “Supplement Effective Date”), subject to the satisfaction of the following conditions precedent:

(a) Delivered Documents. On the Supplement Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(i) this Pricing Supplement, executed and delivered by duly authorized officers, as applicable, of the Buyer and the Seller; and

(ii) such other documents as the Buyer or counsel to the Buyer may reasonably request.

(b) [Insert any required fee or other condition precedent]

SECTION 5. Ratification of Agreement. As amended by this Pricing Supplement, the Repurchase Agreement and the Existing Pricing Letter is in all respects ratified and confirmed and the Repurchase Agreement and the Existing Pricing Letter as so modified by this Pricing Supplement shall be read, taken, and construed as one and the same instrument.

SECTION 6. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement. Seller hereby represents and warrants that this Pricing Supplement has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Pricing Supplement, the Pricing Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Severability Clause. In case any provision in this Pricing Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Exh. B-2

SECTION 9. Counterparts. This Pricing Supplement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Pricing Supplement by signing any such counterpart. The parties agree that this Pricing Supplement, any documents to be delivered pursuant to this Pricing Supplement and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The original documents shall be promptly delivered, if requested.

SECTION 10. GOVERNING LAW. THIS PRICING SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PRICING SUPPLEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS PRICING SUPPLEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS PRICING SUPPLEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

SECTION 11. Binding Effect. This Pricing Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12. Amendments. This Pricing Supplement and each other Program Document may be amended from time to time, with the consent and assent of Seller; provided, however, that the Customer Guide may be amended from time to time without the consent of Seller; provided, further, that such amended revisions of the Customer Guide shall not apply to Seller absent its consent, and such amendments shall be effective immediately upon consent of Seller to the change, and Mortgage Loans sold to Buyer after the effective date shall be governed by the revised Pricing Supplement.

Exh. B-3

IN WITNESS WHEREOF, the Seller and the Buyer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS REAL ESTATE SECURITIES INC., as Buyer

By:
Name:
Title:

By:
Name:
Title:

REVERSE MORTGAGE SOLUTIONS, INC., as Seller

By:
Name:
Title:

Exh. B-4